Exhibit 10.3

SECOND AMENDMENT TO AMENDED EMPLOYMENT AGREEMENT

This Second Amendment (“Amendment”) to Amended Employment Agreement is made effective February 17, 2010, by and between Maurice R. Ferré, M.D. (“Executive”) and MAKO Surgical Corp. (“Company”).

Recitals

Whereas, Executive and Company entered into that certain Amended Employment Agreement, dated November 12, 2007 (the “Agreement”);

Whereas, Executive and Company amended the Agreement effective February 13, 2009; and

Whereas, Employee and Company, pursuant to Section 10.1 of the Agreement, now seek again to formally amend the Agreement by way of this Amendment;

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in the Agreement and this Amendment, the parties hereby agree as follows:

1.        Section 3.2 of the Agreement is hereby deleted in its entirety and replaced with the following provision:

Annual Cash Incentive.  Executive shall participate in and be subject to the Company’s Leadership Bonus Plan, in effect for any given year, as established by the Compensation Committee.  Executive’s  baseline Annual Cash Incentive amount will be 50% of the Annual Salary then in effect for each applicable year, provided, however, that Executive’s Annual Cash Incentive, if any, may be below, at, or above the target based upon the achievement of individual and objective Company annual performance criteria set forth in the Company’s Leadership Bonus Program, as established by the Compensation Committee, in its discretion.  The Annual Cash Incentive will be paid within 2 ½ months after the end of the calendar year to which the Annual Cash Incentive relates.

2.        Except as expressly provided herein, all terms and conditions set forth in the Agreement to which this Amendment applies, shall remain in full force and effect.  In the event of a conflict between this Amendment and the Agreement, this Amendment shall be controlling.

3.        This Amendment may be executed in counterparts, each of which are deemed to be original, but both of which together constitute one and the same instrument.  Copies of signatures sent by facsimile transmission are deemed to be originals for purposes of execution and proof of this Amendment.

In Witness Whereof, the parties have duly executed this Amendment to be effective as of the day and year first above written.

MAKO Surgical Corp.		EXECUTIVE

By:	/s/ Marcelo Chao	By:	/s/ Maurice R. Ferré
Marcelo Chao Chairman, Compensation Committee Date: February 17, 2010		Maurice R. Ferré, M.D Date: February 17, 2010.

Second Amendment to M. Ferré Amended Employment Agreement